     UNITED STATES SECURITIESANDEXCHANGECOMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2007

DRAYTON HARBOR RESOURCES

(Exact name of registrant as specified in its charter)

Nevada	333-137520	98-0501477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2511 - G Galvez Compound, Aurora Street, Pasay City , Metro Maila, Philippines
(Address of principal executive offices)	(Zip Code)

(918) 279 6939
Registrant’s telephone number, including area code

502 East John Street, Carson City, Nevada, 89706
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d

-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -

4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 10, 2007, Drayton Harbor Resources Inc. (the “Company”) announced that Mr. John Briner resigned as a member of the Company’s Board of Directors. Mr. Briner previously resigned as President of the Company on May 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 13, 2007 DRAYTON HARBOR RESOURCES INC.

By: __ /s/ Bhupinder Singh Malhi_ Name: Bhupinder Singh Malhi Title: President